EXHIBIT 2.03
                           ARTICLES OF AMENDMENT
                                     OF
                          THE M. M. LEAD COMPANY

                           ARTICLES OF AMENDMENT
                           ---------------------
                                     OF
                                     --
                           THE M. M. LEAD COMPANY
                           ----------------------

     These Articles of M. M. LEAD COMPANY having been duly presented to a Special Meeting of Shareholders, on Saturday, January 20, 1979 at the hour of 1:00 p.m., and there being 727,902 shares issued and outstanding, and there being present at said meeting shareholders holding issued and outstanding shares of the corporation entitled to vote on these amendments in the amount of 424,595; and all of said proposed amendments having been duly submitted to the shareholders upon resolution of the Board of Directors, and upon motion of the stockholders present, and each of said amendments being adopted unanimously by those present; the following amendments are hereby made to the Articles of Incorporation.

                                ARTICLE ONE
                                ------------
                                    Name
                                    ----

     The name of the corporation shall be M. M. LEAD COMPANY.

                                ARTICLE FOUR
                                ------------
                                  Duration
                                 ---------

     The corporation shall exist in perpetuity.

                                ARTICLE SIX
                                ------------
                            Shareholders Meeting
                            --------------------

     Special and General Meetings of the stockholders of the company may be held from time to time and at such places as the Board of Directors or the president may deem to be most practical.

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                               ARTICLE EIGHT
                               -------------

                               Capital Stock
                               --------------

     The corporation is authorized to issue twenty million (20,000,000) shares of common stock at a par value of 10 cents (.10) per share.

                                ARTICLE NINE
                               -------------
                          Directors and Elections
                         -------------------------

     The corporation shall have not less than three (3) nor more than six
(6) directors; which directors shall be elected to serve for a period of one year or until otherwise replaced by resignation or special election. A director, to act as such, shall not be required to own stock in the company. Meetings of stockholders and meetings of directors may be held at the corporate office in Salt Lake City, Utah or at such place as the directors or president may deem practical. All of such meetings shall be held in accordance with Article Six, as amended. Except as provided by law, at any special or annual meeting of the stockholders, a majority of the shares represented at such special or annual meeting shall be sufficient to elect and ratify any business which may lawfully come before said meeting.

                              ARTICLE THIRTEEN
                              ----------------
                             Place of Business
                             ------------------

     The principal address of the corporation shall be 3053 East 3135 South, Salt Lake City, Utah 84109, until changed by resolution of the Board of Directors. The agent for service of process at such address shall be Norman M. Buchan.

                              ARTICLE FOURTEEN
                             -----------------
                              Inconsistencies
                              ---------------

     Any provision of the Articles of incorporation of M. M. LEAD COMPANY, which are inconsistent with any or all of the provisions of the Articles as amended by these Articles of Amendment, shall be construed in such a manner as to be consistent with these Articles of Amendment; and where such construction cannot be effected, such inconsistencies shall be deemed to have been excluded from said Articles of Incorporation by this amendment.


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                              ARTICLE FIFTEEN
                              ---------------
                               Stated Capital
                              ---------------

     The stated capital of the corporation shall be determined in accordance with the number of shares issued and outstanding, not otherwise treasury stock, multiplied by the par value. This amendment shall not effect the stated capital of the corporation as presently constituted.

     DATED this 6th day of February, 1979.

                                        By: /s/ Norman M. Buchan
                                        -----------------------------------
                                        Norman M. Buchan
                                        President

                                        By: /s/ Elmer E. Hevelorce Jr.
                                        ---------------------------------
                                        Secretary-Treasurer


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                    STATE OF UTAH       )
                                             : ss.
                    County of Salt Lake )

     NORMAN M. BUCHAN, the president of M. M. LEAD COMPANY, hereby personally appeared before me this 6th day of February, 1979, and after first being duly sworn stated that he has read the foregoing Articles of Amendment and that the same truly and accurately state the amendments voted upon and approved unanimously at a Special Meeting of the Shareholders held on the 20th day of January, 1979.

     DATED this 6th day of February, 1979.

                                   By: /s/ Norman M. Buchan
                                   -----------------------------------
                                   NORMAN M. BUCHAN

     SUBSCRIBED AND SWORN to before me this 6th day of February, 1979.

                                   By: /s/ Karen Orton
                                   ------------------------------
                                   Notary Public

My commission expires: 9-27-81
Residing in Salt Lake County




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